united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2014

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA BANK PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 1, 2014, Astoria Financial Corporation (“the Company”) updated its written investor slide presentation material which included, among other things, a review of financial results and trends through the period ended March 31, 2014. On June 1, 2014, the Company’s wholly owned subsidiary, Astoria Federal Savings and Loan Association amended its corporate charter to change its name to Astoria Bank, and information within the investor presentation was updated to reflect this change. This Form 8-K/A amends the original presentation filed as Exhibit 99.1 with a newly updated presentation, which is included herein as Exhibit 99.1. It is intended to be made available to shareholders, analysts and investors, including investor groups participating in forums such as sponsored investor conferences and road shows, during the quarter ending June 30, 2014, or until an updated presentation is filed. The updated investor presentation will be available on the company’s investor relations website, http://ir.astoriabank.com.

The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Updated slide presentation that Astoria Financial Corporation will make available to shareholders, analysts, investors and investor groups participating in forums such as sponsored investor conferences and road shows, during the quarter ending June 30, 2014, or until an updated presentation is filed.

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Theodore S. Ayvas
Theodore S. Ayvas Vice President and Director of Investor Relations

Dated: June 3, 2014

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Updated slide presentation that Astoria Financial Corporation will make available to shareholders, analysts, investors and investor groups participating in forums such as sponsored investor conferences and road shows, during the quarter ending June 30, 2014, or until an updated presentation is filed.

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